Q4 FY06 Question & Answer

June 28, 2006

1.	What were some examples of major brands in the Consumer Foods segment posting sales growth for the quarter?

Blue Bonnet

Chef Boyardee

DAVID

Egg Beaters

Hebrew National

Hunt’s

Kid Cuisine

Manwich

Marie Callender’s

Orville Redenbacher’s

PAM

Parkay

Reddi-wip

Rosarita

Swiss Miss

Wesson

2.	What were some examples of major brands in the Consumer Foods segment posting sales declines for the quarter?

ACT II

Banquet

Healthy Choice

Peter Pan

Slim Jim

Snack Pack

Van Camp’s

3.	What were unit volume changes for the quarter in the Consumer Foods and Food and Ingredients segments?

Consumer Foods volume declined 2% in the current quarter.

Food and Ingredients volume increased 1% in the current quarter.

4.	How much was total Depreciation and Amortization for the quarter?

Approximately $85 million, of which all applied to continuing operations (versus approximately $91 million in Q4 2005, of which approximately $77 million applied to continuing operations).

5.	How much was total Depreciation and Amortization for the fiscal 2006?

Approximately $353 million, of which approximately $313 million applied to continuing operations (versus $355 million through Q4 2005, of which approximately $285 million applied to continuing operations).

6.	How much were Capital Expenditures for the quarter?

Approximately $92 million (versus approximately $102 million in Q4 2005), including both continuing operations and discontinued operations.

7.	How much were Capital Expenditures for the fiscal 2006?

Approximately $288 million (versus $455 million through Q4 2005), including both continuing operations and discontinued operations.

8.	What was the net interest expense for the quarter?

Approximately $54 million.

9.	What was the net interest expense for the fiscal 2006?

Approximately $247 million.

10.	What was Corporate Expense for the quarter?

Approximately $213 million, which includes $30 million of expense related to restructuring charges, $26 million of expense related to early retirement of debt, and $41 million for a charge related to an impairment of a note receivable.

11.	How much did the company pay in dividends during the quarter?

$ 142 million

12.	How much did the company pay in dividends fiscal 2006?

$ 565 million

13.	What was the weighted average number of diluted shares outstanding for the quarter?

519 million shares

14.	What was the company’s number of shares outstanding (not weighted average) at quarter end?

511 million shares

15.	What was the approximate effective tax rate for the quarter (rounded) for continuing operations?

The effective tax rate for continuing operations for the quarter was 11%, reflecting the benefit of changes in estimates related to certain state and foreign tax matters, partially offset by the impact of non-deductible impairment charges.

16.	What were the gross margins and operating margins for the quarter ($ amounts in millions, rounded)?

Gross Margin = Gross Profit* divided by Net Sales

Gross Margin = $700/$2,975 = 23.5%

Operating Margin = Segment Operating Profit** divided by Net Sales

Operating Margin = $340/$2,975 = 11.4%

* Gross Profit = Net Sales – Costs of Goods Sold ($2,975 – $2,275 = $700)

**See fourth-quarter segment operating results for a reconciliation of Operating Profit to Income from continuing operations before income taxes and equity method investment earnings (loss). Income from continuing operations before income taxes and equity method investment earnings (loss), divided by Net Sales = $72/$2,975 = 2.4%.

17.	What was the trade working capital position at quarter end, excluding amounts for discontinued operations?

Trade working capital is defined as the net position of Accounts Receivable plus Inventory less Current Operating Liabilities (Accounts Payable, Accrued Expenses, and Advances on Sales).

	Q4 FY06	Q4 FY05
Accounts Receivable	$1,181	$1,261
Inventory	$2,133	$2,154
Less: Accounts Payable	$ 869	$ 782
Less: Accrued Expenses	$1,559	$1,517
Less: Advances on Sales	$ 103	$ 150
Net Position	$ 783	$ 966

18.	What is included in the company’s net debt at the end of the quarter (in millions)?

	Q4 FY06	Q4 FY05
Total Debt*	$3,586	$4,475
Less: Cash On Hand	$ 332	$ 208
Total	$3,254	$4,267

* Total debt = notes payable, short-term debt, long-term debt, and subordinated debt.

19.	What were the significant changes to debt during the quarter?

At the end of the fourth quarter, interest-bearing debt was approximately $3.6 billion, reflecting the redemption of $250 million of the company’s 7.875% senior debt due September 2010; $500 million of that senior debt is still outstanding. The current portion of long-term debt reflects $400 million of 7.125% senior debt due October 2026 that has been reclassified because of a put option that is exercisable by the holders of the debt from Aug. 1, 2006 to Sept. 1, 2006. Based on current market conditions, the company does not anticipate the holders to exercise the put option, and therefore expects to reclassify the $400 million debt back into senior long-term debt after Sept. 1, 2006 when the put option expires.

20.	Can the company comment on any proceeds related to the sale of its ham and seafood businesses?

The company received pretax proceeds of approximately $440 million. The gain was approximately $111 million pretax and approximately $35 million after tax.

21.	What is the projected effective tax rate for continuing operations fiscal 2007 (rounded), excluding any items impacting comparability?

Approximately 36%.

22.	What are the projected Capital Expenditures for fiscal 2007?

Approximately $450 million.

23.	What is the expected net interest expense for fiscal 2007?

Approximately $225-$250 million.

Questions 24-26 deal with EPS comparability and historical segments.

24.	What are the main items from continuing and discontinuing operations in fiscal 2006 EPS that were called out during the quarters?

Reported within Continuing Operations	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Gain on sale of Pilgrim’s Pride Corporation common stock	$0.40
Impairment charges related to two joint ventures	-$0.03	-$0.05	-$0.02	-$0.05
Expense related to plant closure	-$0.01
Expense related to accelerated recognition of benefits in connection with departure of key executives		-$0.02
Expense related to restructuring charges			-$0.06	-$0.09
Expense related to a note receivable			-$0.06	-$0.05
Expense reflecting the adjustment of a litigation reserve			-$0.02
Benefit from lower than normal tax rate			$0.02	$0.04
Expense related to early retirement of debt				-$0.03

Reported within Discontinued Operations	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Income from discontinued operations	$0.01
Expense related to a goodwill impairment charge			-$0.30
Gain on divestitures				$0.07

25.	What are the revised historical segment results as a result of the classification change that took place this quarter?

Please see the attached tables—one shows segment information and the other shows the entire P/L information. (Pages 5-6)

26.	How do the previous items impacting comparability fit into the new segments?

Please see the attached tables. (Pages 7-8)

ConAgra Foods, Inc.
Segment Operating Results
($USD, in millions)

	FY 2005					FY 2006
	Q1 FY05	Q2 FY05	Q3 FY05	Q4 FY05	Total	Q1 FY06	Q2 FY06	Q3 FY06	Q4 FY06	Total
Segment Sales
Consumer Foods	$1,549.3	$1,898.0	$1,625.7	$1,642.4	$6,715.4	$1,525.5	$1,776.6	$1,661.3	$1,637.2	$6,600.6
International Foods	130.3	154.9	137.9	155.1	578.2	144.2	155.2	149.5	155.5	604.4
Food and Ingredients	728.1	750.3	733.4	774.0	2,985.8	770.5	805.3	789.8	823.0	3,188.6
Trading and Merchandising	222.9	315.0	259.3	427.1	1,224.3	260.0	288.6	278.3	358.9	1,185.8
Total	2,630.6	3,118.2	2,756.3	2,998.6	11,503.7	2,700.2	3,025.7	2,878.9	2,974.6	11,579.4
Segment Operating Profit
Consumer Foods	174.0	321.7	265.3	183.4	944.4	176.5	263.0	211.1	187.9	838.5
International Foods	12.2	17.2	13.6	19.7	62.7	9.4	15.3	15.1	22.5	62.3
Food and Ingredients	88.8	88.6	51.9	76.6	305.9	95.6	90.7	78.7	93.4	358.4
Trading and Merchandising	34.6	49.6	57.6	55.0	196.8	50.0	27.6	55.1	36.0	168.7
Total	309.6	477.1	388.4	334.7	1,509.8	331.5	396.6	360.0	339.8	1,427.9

Reconciliation of total operating profit to income
from continuing operations before income taxes
and equity method investment earnings (loss)

Items excluded from segment operating profit:
General corporate expense	(63.6)	(77.0)	(137.8)	(123.8)	(402.2)	(72.9)	(103.1)	(170.6)	(213.3)	(559.9)
Gain on sale of Pilgrim's Pride	-	-	185.7	-	185.7	329.4	-	-	-	329.4
Corporation common stock
Interest expense, net	(73.4)	(85.8)	(68.1)	(67.7)	(295.0)	(68.1)	(62.3)	(61.8)	(54.4)	(246.6)

Income from continuing operations before income
taxes and equity method investment earnings (loss)	$172.6	$314.3	$368.2	$143.2	$998.3	$519.9	$231.2	$127.6	$72.1	$950.8

Segment operating profit excludes general corporate expense, gain on sale of Pilgrim's Pride Corporation common stock, equity method investment earnings (loss)
and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

ConAgra Foods, Inc.
Income Statement for FY06, FY05
($USD, in millions)

	FY 2005					FY 2006
	Q1 FY05	Q2 FY05	Q3 FY05	Q4 FY05	Total	Q1 FY06	Q2 FY06	Q3 FY06	Q4 FY06	Total
Net sales	$2,630.6	$3,118.2	$2,756.3	$2,998.6	$11,503.7	$2,700.2	$3,025.7	$2,878.9	$2,974.6	$11,579.4
Costs and expenses
Cost of goods sold	2,004.1	2,311.3	2,046.1	2,313.8	8,675.3	2,031.5	2,298.6	2,164.1	2,275.0	8,769.2
SG&A expenses	380.5	406.8	459.6	473.9	1,720.8	410.1	433.6	525.4	573.1	1,942.2
Interest expenses, net	73.4	85.8	68.1	67.7	295.0	68.1	62.3	61.8	54.4	246.6
Gain on sale of Pilgrim's Pride Corporation	-	-	185.7	-	185.7	329.4	-	-	-	329.4
common stock
Income from continuing operations before	172.6	314.3	368.2	143.2	998.3	519.9	231.2	127.6	72.1	950.8
income taxes and equity method
investment earnings (loss)
Income tax expense	70.9	126.1	144.8	66.2	408.0	181.1	86.7	34.3	5.9	308.0
Equity method investment earnings (loss)	14.1	15.1	(64.0)	10.0	(24.8)	(13.9)	(16.7)	(0.6)	(18.4)	(49.6)
Income from continuing operations	115.8	203.3	159.4	87.0	565.5	324.9	127.8	92.7	47.8	593.2
Income (loss) from discontinued operations	19.0	36.3	5.9	14.8	76.0	27.2	35.3	(124.4)	60.7	(1.2)

Net income	$134.8	$239.6	$165.3	$101.8	$641.5	$352.1	$163.1	$(31.7)	$108.5	$592.0

Earnings per share—diluted
Income from continuing operations	$0.22	$0.39	$0.31	$0.17	$1.09	$0.62	$0.25	$0.18	$0.09	$1.14
Income (loss) from discontinued operations	0.04	0.07	0.01	0.03	0.14	0.05	0.07	(0.24)	0.12	0.00

Net income	$0.26	$0.46	$0.32	$0.20	$1.23	$0.68	$0.31	$(0.06)	$0.21	$1.14

Diluted weighted average shares outstanding	521.4	517.5	520.3	521.0	520.2	520.5	521.0	520.9	518.8	520.1

Items Impacting Comparability: Current Classifications
In millions, except per share amounts
(Due to rounding, quarterly per share amounts may not total to year-to-date amounts)

Fiscal Year 2005 Item Impacting Comparability	---------------------- Originally Reported As -------------------			-------------------------- Now Reported As --------------------------
	Segment /	Pretax	EPS	Segment /	Pretax	EPS
	Line Item	$ Amount	(rounded)	Line Item	$ Amount	(rounded)

Q1: Costs to implement efficiency initiatives	Retail Products - COGS	(7)	(0.01)	Consumer Foods - COGS	(7)	(0.01)
Q1: Costs to implement efficiency initiatives	Retail Products - SG&A	(1)	0.00	Consumer Foods - SG&A	(1)	0.00
Q1: Costs to implement efficiency initiatives	Foodservice Products - COGS	(2)	0.00	Consumer Foods - COGS	(2)	0.00
Q1: Costs to implement efficiency initiatives	Foodservice Products - SG&A	(3)	(0.01)	Consumer Foods - SG&A	(3)	(0.01)

Q2: Loss from discontinued operations	Discontinued	(6)	(0.01)	Discontinued	(6)	(0.01)

Q3: Litigation charge - SEC accrual	Corporate	(22)	(0.04)	Corporate	(22)	(0.04)
Q3: Benefit from favorable litigation settlement	Retail Products - SG&A	17	0.02	Consumer Foods - SG&A	17	0.02
Q3: Gain on Pilgrim's Pride stock	Corporate	186	0.22	Corporate	186	0.22
Q3: Impairment charge related to joint ventures	Equity Method Investment	(71)	(0.13)	Equity Method Investment	(71)	(0.13)
Q3: Fire damage	Foodservice Products - SG&A	(10)	(0.01)	Food and Ingredients - SG&A	(10)	(0.01)
Q3: Impairment charge	Retail Products - SG&A	(10)	(0.01)	Consumer Foods - SG&A	(10)	(0.01)
Q3: Plant impairment charge	Food Ingredients - SG&A	(15)	(0.02)	Food and Ingredients - SG&A	(15)	(0.02)
Q3: Expense due to early retirement of debt	Corporate	(22)	(0.03)	Corporate	(22)	(0.03)
Q3: Impairment charge (operations no longer owned)	Foodservice Products - SG&A	(23)	(0.03)	Discontinued	(23)	(0.03)

Q4: Severance expense	Retail Products - SG&A	(24)	(0.03)	Consumer Foods - SG&A	(24)	(0.03)
Q4: Severance expense	Foodservice Products - SG&A	(4)	(0.01)	Consumer Foods - SG&A	(4)	(0.01)
Q4: Severance expense	Food Ingredients - SG&A	(4)	0.00	Food and Ingredients - SG&A	(3)	0.00
				Trading and Merchandising - SG&A	(1)	0.00
Q4: Severance expense	Corporate	(11)	(0.01)	Corporate	(11)	(0.01)
Q4: Higher than estimated effective state income tax	Income Tax	N/A	(0.01)	Income Tax	N/A	(0.01)

Items Impacting Comparability: Current Classifications
In millions, except per share amounts
(Due to rounding, quarterly per share amounts may not total to year-to-date amounts)

Fiscal Year 2006 Item Impacting Comparability	---------------------- Originally Reported As -------------------			-------------------------- Now Reported As --------------------------
	Segment /	Pretax	EPS	Segment /	Pretax	EPS
	Line Item	$ Amount	(rounded)	Line Item	$ Amount	(rounded)

Q1: Gain on Pilgrim's Pride stock	Corporate	329	0.40	Corporate	329	0.40
Q1: Impairment charge related to joint ventures	Equity Method Investment	(19)	(0.03)	Equity Method Investment	(19)	(0.03)
Q1: Plant closure expense	Retail Products - SG&A	(7)	(0.01)	International Foods - SG&A	(7)	(0.01)

Q1: Income from discontinued operations	Discontinued	5	0.01	Discontinued	5	0.01

Q2: Impairment charge related to joint venture	Equity Method Investment	(24)	(0.05)	Equity Method Investment	(24)	(0.05)
Q2: Executive transition expense	Corporate	(19)	(0.02)	Corporate	(19)	(0.02)

Q3: Patent-related litigation expense	Corporate	(17)	(0.02)	Corporate	(17)	(0.02)
Q3: Impairment charge related to joint venture	Equity Method Investment	(9)	(0.02)	Equity Method Investment	(9)	(0.02)
Q3: Restructuring plan charge	Retail Products - COGS	(4)	0.00	Consumer Foods - COGS	(4)	0.00
Q3: Restructuring plan charge	Retail Products - SG&A	(19)	(0.03)	Consumer Foods - SG&A	(19)	(0.03)
Q3: Restructuring plan charge	Foodservice Products - COGS	(1)	0.00	Consumer Foods - COGS	(1)	0.00
Q3: Restructuring plan charge	Foodservice Products - SG&A	(17)	(0.02)	Consumer Foods - SG&A	(17)	(0.02)
Q3: Restructuring plan charge	Corporate	(9)	(0.01)	Corporate	(9)	(0.01)
Q3: Swift note impairment charge	Corporate	(47)	(0.06)	Corporate	(47)	(0.06)
Q3: Lower than normal tax rate	Income Tax	N/A	0.02	Income Tax	N/A	0.02

Q3: Goodwill impairment-related charges	Discontinued	(171)	(0.30)	Discontinued	(171)	(0.30)